EXHIBIT 10

                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is made and entered into as of January 16, 2001 between Incubator Capital, Inc. (the "Company"), a Delaware corporation, and David Bergstein (the "Consultant").

         WHEREAS, Consultant has in the past provided consulting services to the Company for which the Company owes Consultant compensation; and

         WHEREAS, Consultant and affiliates of Consultant have previously lent money in the form of secured convertible promissory notes to the Company and the Company's affiliates, which monies remain due and owing;

         WHEREAS, the Company desires to retain the services of Consultant to provide on a going forward basis consulting services pursuant to the terms and conditions of this Agreement;

         NOW THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Purpose. Company hereby engages Consultant as a non-exclusive, independent consultant (and not as an agent, employee, partner or joint venturer) during the term specified hereinafter to render consulting advice to Company upon the terms and conditions as set forth herein.

2. Term. This Agreement will be effective for a period of twelve (12) months, commencing on the date of this Agreement (the "Term"), provided that either party may terminate this engagement with or without cause at any time upon at five (5) days prior written notice to the other party. Upon such termination, except as specifically provided to the contrary in this Agreement, Consultant and Company shall have no further obligations to each other under this Agreement.

3. Duties of Consultant.

(a) During the Term, Consultant will provide the Company with such consulting advice as is reasonably requested by Company with respect to general troubleshooting and handling of problems and complex situations that occur at the Company, and the development of a business plan. In performance of these duties, Consultant will provide Company with the benefits of his reasonable judgment and efforts.

(b) In connection with rendering his advice hereunder, Consultant and his employees and agents will be given reasonable access to Company's officers, premises and records.

(c) Company acknowledges that Consultant's advice pursuant hereto does not and will not constitute any guarantee or other assurance as to the ability of Consultant to accomplish any specific goals or plans of Company, and Consultant makes no representation or warranty as to the success of any advice or transaction for which the Consultant may provide services for hereunder or as to whether the Company could obtain more beneficial advice from another consultant.

(d) Company acknowledges that Consultant retains the right to provide consulting advice to other parties and to engage in other business transactions. Nothing herein contained will be construed to limit or restrict Consultant in conducting such business with respect to others, or in rendering advice to others or conducting any other business.

(e) Company acknowledges that Consultant may take on certain roles as an officer, director, employee and/or equity owner with other companies that may engage in businesses competitive with or in conflict with the Company, including companies that the Company is interested in acquiring or is in the process of acquiring in whole or in part. Further, the Company acknowledges that it is aware of and has consented to Consultant's employment by ThemeWare Corp.

4. Compensation. In consideration for Consultant agreeing to provide and providing the consulting services to be rendered pursuant to this Agreement, the Company agrees, subject to the applicable requirements of federal and state law of the United States and of any regulatory authority therein, to issue to Consultant shares representing 9.9% (the "Shares") of the Company's outstanding stock. The Shares will be issued to Consultant promptly following the execution of this Agreement and the effectiveness of a Registration Statement on Form S-8 covering the Shares, but in no event later than January 31, 2001. During the Term and for a period of 6 months thereafter, if the number of the Company's issued and outstanding shares is increased, Consultant will be issued that number of shares of the Company's common stock that will permit Consultant to retain his 9.9% ownership interest in the Company (the "Additional Shares"). For each ninety (90) day period during the Term, the Company shall issue the appropriate number of Additional Shares and shall register such Additional Shares in a Registration Statement on Form S-8.

5. Expenses. The Company will pay or promptly reimburse Consultant for the out-of-pocket expenses, including expenses for travel, lodging, and meals, which
(a) are incurred by Consultant in connection with the performance of services under this Agreement, (b) the Company either (i) authorizes in advance and confirms in writing or (ii) subsequently determines, in its sole discretion, to be reasonable under the circumstances, (c) are identified in an invoice submitted to the Company, and (d) are supported by receipts for individual expense items of Twenty-Five Dollars ($25) or more.

6. Proprietary Information. Consultant agrees that, except as appropriate to carry out his duties under this Agreement or as required by law (in the opinion of Consultant's counsel), he will not use or disclose, without the Company's prior consent, any information furnished or disclosed (whether before or after the date hereof) to Consultant by the Company or its employees, agents or representatives, including without limitation any of the Company's trade secrets or other proprietary information or information concerning the Company's current and any future proposed operations, services or products; provided that Consultant's obligations of nonuse and nondisclosure under this provision will not be deemed to restrict the use and/or disclosure of information that (a) is or becomes publicly known or within the public domain without a breach of this agreement, (b) Consultant can establish was known to it prior to its receipt thereof, or(c) has been or is subsequently disclosed to Consultant by a third person who is not under an obligation of confidence to the Company or any of its affiliates.

7. Representations and Warranties of the Company. The Company represents and warrants to Consultant as follows:

(a) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and has all corporate power and authority, and all corporate authorizations, necessary to enable it to enter into this Agreement and carry out the transactions that are the subject of this Agreement.

(b) This Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(c) When issued as provided in this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable, free and clear of any liens or encumbrances, and will be free of restrictions on transfer.

(d) When issued as provided in this Agreement, the Shares will have been registered with the Securities and Exchange Commission and qualified in the State of California under the California Corporate Securities Laws of 1968, as amended, or exempt from such qualification.

8. Representations and Warranties of Consultant. The Consultant represents and warrants to the Company that this Agreement is a valid and binding agreement of the Consultant, enforceable against the Consultant in accordance with its terms.

9.       Indemnification by the Company.

(a) The Company hereby agrees to indemnify, defend and hold harmless Consultant and each of Consultant's heirs, executors, administrators, attorneys, agents, employees, representatives, successors and assigns, including any entities in which Consultant is an officer or equity owner (excluding ThemeWare Corp.), and each of them ("Indemnified Parties"), from and against all loss, damage, liability, cost, expense or injury suffered or sustained by him by reason of any acts or omissions from the date of execution of this Agreement to the date of termination of this Agreement, whether or not the event of loss occurs during or after such term arising out of his activities authorized under this Agreement, including but not limited to securities law claims, and any judgment, award, settlement, attorneys' fees and/or costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (collectively designated as "Events of Loss"); provided, however, that, notwithstanding the foregoing, the Indemnified Parties shall not be indemnified against any Events of Loss attributable to or in connection with any action or failure to act by the Consultant or such Indemnified Party's constituting a criminal act under applicable federal or state laws.

(b) Consultant shall give written notice to the Company of the nature, amount and cause of any claims for indemnification or the commencement of such action or proceeding in reasonable detail promptly after receipt by the such Indemnified Party of notice of any claim or the commencement of any action or proceeding, if a claim with respect thereto is to be made against Company of the nature described in Section 9(a). Company shall, at the Indemnified Party's option, compromise or defend, at Company's sole expense and by its own counsel, which counsel shall be reasonably satisfactory to the Indemnified Party, any such matter involving the asserted liability. The Indemnified Party shall have the right at his own expense to participate in the defense of such asserted liability. Company may settle or compromise any claim against an indemnified party only if such compromise or settlement results in an unconditional release of Indemnified Party.

10.      Release and Limitation of Liability.

(a) In consideration of entering into this Agreement and Consultant waiving any rights he may have with regard to monies owed to him for consulting services provided prior to the execution of this Agreement, the Company, on its own behalf and on behalf of all of its subsidiaries, affiliated corporations, companies and divisions (the "Company Parties"), hereby releases, acquits, and forever discharges Consultant, and his respective present and former assigns, attorneys, heirs, executors, administrators, and representatives, including any entities in which Consultant is an officer or equity owner (excluding ThemeWare Corp.), and each of them ("Consultant Releasees"), of and from any and all causes of action, claims for relief, lawsuits, charges, complaints, debts, liens, contracts, agreements, promises, liabilities, demands, damages, losses, rights, benefits, obligations, attorneys' fees, costs or expenses of any nature whatsoever, in law, equity or otherwise, whether known or unknown, whether or not fixed or contingent, whether or not pending before a court, administrative agency, government authority, or otherwise, which the Company Parties now own, hold, have or claim to have, may claim to have, or at any time heretofore have owned, held, had or claimed to have had, against any of the Consultant Releasees, which arise out of or in any way are related to any prior consulting or other services or acts committed on behalf of the Company.

(b) The Company's sole right and remedy under this Agreement as against Consultant shall be the Company's right to terminate this Agreement under
Section 2 above, and the Company hereby expressly waives all other rights and remedies it may have, including, without limitation, any rights under Section 1542 of the California Civil Code as well as any right to set-off against any payments due to Consultant under this Agreement any other amount. Section 1542 of the California Civil Code has been duly explained to and is understood by each party, and reads as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The Company acknowledges that it has obtained the advice of legal counsel of its choice prior to executing this Agreement and represents that the waiver of its rights set forth in this paragraph 10(b) above is given voluntarily and with full knowledge of its legal consequences

11. Assignment. This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) without prior written consent of the other party, but, subject to the foregoing limitation, this Agreement will be binding upon and inure to the benefit of the respective successors, assigns and legal representatives of the parties.

12. Notices and Other Communications. Any notice or other communication required or permitted to be given under this Agreement must be in writing and will be deemed effective when delivered in person or transmitted by a facsimile process (with a prompt written confirmation) or, if outside the hours of 9:00 a.m. to 5:00 p.m. on any business day in the jurisdiction of the addressee, will be deemed to be given at 9:00 a.m. on the next business day, or on the third business day after the day on which mailed from within the United States of America, to the following addresses (or to any other address subsequently specified by the person to whom the notice or other communication is sent):

         If to the Company:

                  Incubator Capital, Inc.
                  9777 Wilshire Blvd., Suite 718
                  Beverly Hills, CA 90212

With a copy to:

                  Michael Eisner, Esq.
                  Eisner & Associates
                  9777 Wilshire Blvd., Suite 718
                  Beverly Hills, CA 90212

         If to the Consultant:

                  David Bergstein
                  Graybox, LLC
                  11111 Santa Monica Blvd., Suite 850
                  Los Angeles, CA 90025

                  With a copy to:

                  Susan H. Tregub, Esq.
                  Graybox, LLC
                  11111 Santa Monica Blvd., Suite 850
                  Los Angeles, CA 90025

         For the purposes of this Agreement, "business day" will refer to a day in which trading banks are open for business.

13. Captions. The headings of the sections of this Agreement are intended solely for convenience of reference and are not intended and will not be deemed for any purpose whatever to modify or explain or place any construction upon any of the provisions of this Agreement.

14. Attorneys' Fees. In the event any party hereto will institute an action to enforce any rights hereunder, the prevailing party in such action will be entitled, in addition to any other relief granted, to reasonable attorneys' fees and costs.

15. Entire Agreement. This Agreement, together constitutes the entire agreement between the parties hereto pertaining to the consulting relationship of the parties and supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, amendment, waiver or termination of this Agreement will be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any provision hereof (whether or not similar), nor will waiver constitute a continuing waiver.

16. Severability. If any provision or portion of a provision of this Agreement is held to be invalid, illegal or unenforceable under applicable law, that provision or portion will be excluded from this Agreement, but only to the extent of such prohibition or unenforceability, and the balance of the Agreement will be interpreted as if that provision or portion were so excluded, and will be enforceable in accordance with its terms.

17. Governing Law. This Agreement will be governed by, and construed under, the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

18. Counterparts. This Agreement may be executed in counterparts. All of such counterparts will constitute one and the same agreement. The Company and Consultant agree that facsimile signatures of this Agreement will be deemed a valid and binding execution of this Agreement.

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IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement as of the day and year first above written.

         Company:                           Incubator Capital, Inc.
                                            a Delaware corporation


                                    By:     /s/      Harry Weitzel
                                            Name:    Harry Weitzel
                                            Title:   Chief Executive Officer

         Consultant:


                                            /s/      David Bergstein
                                            David Bergstein